                                                                   EXHIBIT 10.30

                            DISTRIBUTION AGREEMENT


     This Distribution Agreement (the "Agreement") is made and entered into effective the first day of December, 1998 (the "Effective Date") by and between BioLase Technology, Inc., a Delaware corporation having its principal place of business at 981 Calle Amanecer, San Clemente, California 92673 U.S.A. ("BioLase"), and Sweden & Martina SpA, an Italian corporation having its principal place of business at 10 35020 Carrara Santo Stefano, Padova, Italy ("Distributor").

     Whereas, BioLase has developed a laser-based hydro-kinetic tissue cutting system (the "Millennium_") and desires to market in Italy (the "Territory") products embodying said tissue cutting system; and

     Whereas, Distributor has experience in marketing and distributing dental supplies and equipment and desires to be a distributor of BioLase's Millennium_ products to the dental markets in the Territory.

     Now, Therefore, in consideration of the foregoing recitals and of the mutual covenants contained herein, Distributor and BioLase hereby agree as follows:

1.   PRODUCTS AND SUBJECT MATTER OF THE AGREEMENT

     The products, accessories and parts covered by this Agreement are listed in Exhibit A to this Agreement as it may be amended from time to time with the mutual consent of the parties (the "Covered Products"). BioLase shall provide to Distributor during the term of this Agreement a first option to include within the Covered Products any improvements, refinements, extensions or successors to those products, accessories and parts which from time to time constitute the Covered Products, provided such improvements, refinements, extensions or successors embody BioLase's hydro-kinetic tissue cutting system or are designed or intended for use with products embodying such system.

2.   TERM

     The term of this Agreement shall commence on the Effective Date and shall conclude on November 30, 2000, unless the parties agree in writing to extend this Agreement either for a specified period or, if no period is specified, on a quarter-to-quarter basis terminable at the end of a quarter by written notice given no less than ninety (90) days prior to the termination date.

3.   OBLIGATIONS OF DISTRIBUTOR

     During the term of this Agreement, Distributor shall:

** Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

     (a) arrange for the importation of Covered Products into the Territory, bearing any and all expenses relating thereto including, without limitation, customs duties, tariffs, import or export taxes, transportation, insurance, handling and any other amounts, charges, costs or expenses payable on account of or with respect to the shipment, F.O.B. a BioLase facility in the United States of America, of Covered Products from such BioLase's facility, which is currently located in San Clemente, California;

     (b) accept the Covered Products shipped by BioLase according to Distributor's orders, perform an initial inspection of Covered Products upon their arrival in the Territory, and if necessary or appropriate undertake and complete any calibration, adaptation or repair work on such Covered Products;

     (c) to request a Return Merchandise Authorization ("RMA") from BioLase with respect to any Covered Products per the warranty provided hereunder (which RMA BioLase shall not unreasonably withhold);no product will be returned without a duly executed RMA from BioLase;

     (d) inform BioLase promptly upon becoming aware of any change relating to statutory or regulatory requirements applicable to Covered Products in the Territory, or any portion thereof, so as to facilitate compliance by BioLase with such legal and regulatory requirements;

     (e) perform all necessary repair, adaptation and calibration work on Covered Products related to warranty claims with respect thereto;

     (f) provide BioLase with a report containing the information specified in Exhibit B with respect to each Millennium_ system sold or installed by Distributor;

     (g) undertake or arrange for appropriate training of dentists, doctors and other customer personnel who will be using Covered Products with regard to the safe and proper use of such Covered Products prior to the completion of each installation or other final delivery of Covered Products;

     (h) provide prompt warranty and out-of-warranty repair and maintenance services to the purchasers and other users of the Covered Products;

     (i) select and send at Distributor's expense at times and to a location within the Territory designated by BioLase after consultation with Distributor such engineers, technicians and professional personnel as Distributor may reasonable determine for training in the use, service and repair of Covered Products;

     (j) exhibit the Covered Products at major trade shows within the Territory at Distributor's expense;

     (k) to the extent necessary for the effective marketing of the Covered Products in the Territory, translate product literature, technical manuals, procedural guidelines and other materials pertaining to the Covered Products into the Italian language;

** Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

     (l) stock and distribute, in the Italian and English languages as appropriate, product literature, technical manuals, clinical research reports, procedural guidelines, specifications and other materials regarding the Covered Products which are reasonably necessary to develop and maintain effective distribution of the Covered Products and customer service and support programs and which may be made available (in English) from time to time by BioLase pursuant to Section 4(f) hereof;

     (m) stock such Covered Products and take such other actions relating to the distribution of the Covered Products as may be reasonably necessary or appropriate in order to market the Covered Products throughout the Territory in an effective manner;

     (n) submit to BioLase annually, a marketing plan, to be updated quarterly; the marketing plan will be comprehensive and will include;
     1)  description of distribution channels and coverage
     2)  retail pricing
     3)  required sales training and frequency of training
     4)  convention schedule and promotion of product at same
     5)  courses , seminars, and teaching institutions
     6)  luminaries and guru development (influential doctors)
     7)  publication of clinicals within territory
     8)  journal advertising and direct mails
     9)  sales tools (brochures, videos, ROI, etc.)

     (o) apply for and diligently pursue all regulatory and similar licenses and approvals required or beneficial in order to market the Covered Products throughout the Territory in an effective manner; and

     (p) immediately transfer to an entity designated by BioLase, upon the termination of this Agreement without any charge, other consideration or conditions of any kind any and all regulatory, registrations, trademarks and similar licenses and approvals held by Distributor at the time of the termination of this Agreement relating to the products or the business of BioLase.

4.   OBLIGATIONS OF BIOLASE.

     During the term of this Agreement, BioLase shall:

     (a) inform Distributor about any intention to introduce any improvements, refinements, extensions or successors to those products, accessories and parts which then constitute the Covered Products, which improvements, refinements, extensions and successors embody BioLase's hydro-kinetic tissue cutting system or are designed or intended to be used in connection with products embodying such system, and to offer to Distributor the opportunity for a period of thirty
(30) days to amend this Agreement to include any such improvement, refinement, extension or successor within the Covered Products;

     (b)  **

** Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

     (c) give ninety (90) days prior notice to Distributor of any changes in the transfer price at which BioLase will sell a Covered Product to Distributor, which transfer price shall be as initially specified on Exhibit A hereto and as thereafter modified from time to time in accordance with the terms of this Agreement (the "Transfer Price"), with such price changes not to apply to orders delivered by Distributor prior to the end of such ninety (90) day period and accepted by BioLase; provided that (i) following any such price increase the parties shall attempt to reach agreement regarding an adjustment, if any is requested by Distributor, in Distributor's purchase requirements hereunder, (ii) in the event such an agreement is not reached within the ninety (90) day notice period, BioLase may prior to the end of such ninety (90) day period rescind any such price increase to restore the arrangements to those that existed prior to the notice of changes in transfer prices, and (iii) in the event that there is neither an agreement on purchase requirements nor a rescission of the price increase within such ninety (90) day period, either party may during the thirty
(30) days following such ninety (90) day period terminate this Agreement by notice of such termination to the other party;

     (d) provide, upon the reasonable request of Distributor and at the expense of Distributor, technical and other personnel selected by BioLase to assist Distributor at certain international trade shows to be held in the Territory mutually acceptable to BioLase and Distributor;

     (e) make available to Distributor a master copy and/or computer file as Distributor may reasonably request, all of BioLase's English language printed, audio and video materials relating to the Covered Products, such as product literature, technical manuals, clinical research reports and procedural guidelines, which would support Distributor's marketing efforts hereunder;

     (g) provide available documentation for regulatory approval purposes within a reasonable period after written request for same by Distributor; and

     (h) provide to Distributor a complete spare parts list with prices, to be updated semi-annually.

     (i)  **

5.   DISTRIBUTION

     (a) BioLase hereby grants to Distributor the exclusive rights, subject to the provisions of Section 6 below, to distribute the Covered Products to the dental markets in the Territory during the term hereof. Distributor is authorized to establish sub-distributors, whose rights shall be no greater than those of Distributor as they exist hereunder from time to time, and to sell to persons other than end users.

     (b) The parties understand and agree that the minimum purchase requirements set forth on Exhibit A shall be an obligation of Distributor and if not satisfied, BioLase shall have the option, among other remedies, to terminate this Agreement or the exclusivity feature of the distributorship established hereunder.


** Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

     (c) Nothing in this Agreement shall be construed to preclude BioLase from selling, leasing or otherwise marketing any of the Covered Products to any customer, including but not limited to end users, original equipment manufacturers and other distributors, outside the Territory. In relation to the Covered Products, Distributor shall refrain from establishing any branch or maintaining any distribution facility outside the Territory.

     (d) BioLase will not be responsible for the actions of other distributors or purchasers of Covered Products involving selling, reselling, leasing or otherwise marketing Covered Products in the Territory or to customers from the Territory, provided that while an exclusive distributorship hereunder is in effect BioLase will not ship Covered Products to any consignee in the Territory other than Distributor and others designated by Distributor and BioLase will not support or otherwise facilitate the marketing of Covered Products within the Territory by anyone other than Distributor and sub-distributors designated by Distributor. Biolase will do as much as it is in its power to refrain other distributors to sell Products in the Italian territory.

     (e) Distributor recognizes that pursuant to this Agreement it is authorized to market and sell Covered Products only in the Territory and only to the dental markets, and Distributor recognizes that BioLase has established exclusive distributorship arrangements in other countries. To the extent permitted by applicable law, Distributor agrees to respect any exclusive distributorship arrangements established by BioLase and to refrain from any conduct outside the Territory that would interfere with any such arrangements. Distributor will have 1st right of refusal, if they can demonstrate that they have the proper organization to pursue additional markets and if agreed to requirements will have 30 days to respond, to become the Italian distributor when Biolase will starts selling products that are not for dental use.

6.   ORDERS/MINIMUM PURCHASE REQUIREMENTS

     (a) During the first week of each calendar month during the term of this Agreement, Distributor will communicate to BioLase its business plan and place its orders for Covered Products at the Transfer Price for delivery during the second calendar month following such calendar month (i.e., plans for and orders to be delivered in March shall be communicated during the first week of January), subject to acceptance by BioLase. The first commercial order hereunder will be placed by Distributor no later than December 31, 1998 for delivery in February 1999.

     (b)  **

     (c) BioLase shall notify Distributor when Covered Products to be delivered to Distributor pursuant to orders placed by Distributor and accepted by BioLase hereunder are ready for shipment. BioLase is not ready to ship Covered Products within eight (8) weeks of receipt of the order and payment terms are completed from Distributor.

7.   TERMS OF PAYMENT

     (a)  **


** Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

     (b) The initial Transfer Price per unit for Covered Products is set forth in Paragraph 2 of Exhibit A to this Agreement and may be changed by BioLase only in accordance with Section 4(c) hereof.

     (c) In the event any product or services are provided to Distributor on open account, wherein the terms stated in paragraph 7.a. are waived by Biolase, then the payment terms will be net 30 days from date of invoice.

8.   TECHNICAL SERVICES/SPARE PARTS

     (a) Distributor shall designate and ensure the proper training of maintenance technicians who shall be trained for after sales service of the Covered Products. Distributor shall so make available for training a sufficient number of maintenance technicians to serve the market in a commercially reasonable manner.

     (b) During the term of this Agreement, Distributor shall purchase and maintain a sufficient supply of repair kits, sets of repair instruments, and spare parts for the Covered Products to permit the prompt maintenance of the Covered Products in the Territory.

     (c) Distributor may request an RMA to return repair kits and spare parts to BioLase, provided they were originally delivered by BioLase to Distributor and remain in their original packaging unused and undamaged. Distributor must receive a properly approved RMA before returning. BioLase will examine spare parts and repair kits returned by Distributor in accordance herewith within thirty (30) days of receipt and either credit Distributor for the original sales prices of returned kits and parts meeting the requirements of the preceding sentence or return them to Distributor, freight collect, if the returned kits and parts do not meet the requirements of the preceding sentence. Any parts returned cannot be more than one year old, Distributor must provide Biolase with quarterly service parts inventory report. Any parts must be include on such list if they are to be returned.

9.   WARRANTIES

     (a) BioLase hereby warrants the Covered Products against defective material and workmanship for **. Distributor's exclusive remedy against BioLase for breach of the foregoing warranty shall be the replacement of defective or non-conforming parts. No other remedy, including but not limited to incidental or consequential damages for lost revenue, injury to person or property, or any other incidental or consequential loss, shall be available to Distributor. BioLase shall have no service obligations of any kind pursuant to the warranty provided under this Agreement. Not withstanding, the product liability coverage which Biolase carries will apply to distributor to the extent of the provisions of the coverage.

     THE WARRANTY AND REMEDY PROVIDED IN THE PRECEDING PARAGRAPH ARE IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED, OR REMEDY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

** Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

     Distributor will not represent to its customers any warranty beyond what is herein specified. Distributor is free to offer additional warranties to its customers so long as Distributor does not obligate Biolase.

     (b) Spare parts to effect repairs of Covered Products shall be provided by BioLase to Distributor at the Transfer Price therefor or, if there is no such Transfer Price, then at BioLase's then current list prices to distributors for such spare parts, F.O.B. a BioLase facility in the United States of America, with Distributor to receive credit for parts covered by the warranty provided hereunder pursuant to Section 3(c) hereof.

     (c) Only parts delivered by BioLase shall be used by Distributor and its sub-distributors in connection with the repair and maintenance of Covered Products.

     (d) All parts which are the object of a warranty claim shall be promptly returned by Distributor to BioLase following issuance of a RMA in accordance with Section 3(c) hereof in packaging appropriate for minimizing the risk of damage during transport. Distributor may aggregate and then ship by the tenth
(10th) day after the end of a calendar quarter any parts that are the object of warranty claims during such calendar quarter. As to each part so returned, Distributor shall identify the date of the repair work, its respective invoice number and the respective serial number of the Covered Product. Distributor's invoice for such warranty claims shall be forwarded to BioLase prior to or with the shipment of the parts which are the object of a warranty claim. If such parts are not returned to BioLase as outlined above and received by BioLase in due course and if the aforementioned invoices are not received by BioLase in a timely fashion, BioLase shall be relieved of its warranty obligations with respect thereto. If returned parts are damaged due to inadequate packaging, Distributor shall indemnify BioLase against all costs resulting from such damage. Distributor shall return the above parts to the attention of BioLase's after-sales manager.

10.  TERMINATION OF THE AGREEMENT

     (a) This Agreement shall terminate upon expiration of the term set forth in Section 2, unless the parties hereto amend this Agreement in writing to extend such term. All obligations hereunder surviving the termination of this Agreement shall continue to be governed by the terms hereof.

     (b) A party hereunder has the right to terminate the Agreement with immediate effect if bankruptcy or insolvency proceedings are commenced with respect to the other party or its assets and such proceedings are not dismissed within sixty (60) days of commencement or if the other party commits a material breach of this Agreement. Any such termination may be effected by delivering written notice of such termination to the other party hereto. Upon such a termination, any outstanding orders may be canceled by any party not then in breach of this Agreement by notice to the other party given within ten (10) days of such notice of termination.

     (c) If distributor is not in compliance with payment terms, then BioLase may, at its discretion, suspend any services or shipments to Distributor. If Distributor fails to cure such default with 30 days notice, then BioLase may terminate distribution agreement in part or in its entirety, without further notice.

** Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

     (d) if Distributor experiences excessive and repeated product failure, even after Biolase engineers have performed requested service, then Distributor may, at their discretion, after giving Biolase 90 days to resolve the situation, Distributor has the right to terminate this agreement and be resolved of any future purchase requirements.

12.  POST-CONTRACTUAL OBLIGATIONS

     (a) Except as otherwise provided in Section 11(b), all obligations arising under this Agreement which are due and not yet performed at the time of termination of this Agreement shall survive such termination until performed.

     (b) ** The terms and conditions of this Agreement shall apply to such sales and deliveries.

     (c) If Distributor is not in compliance with payment terms, then BioLase may, at their discretion, suspend or terminate any post-contractual obligations.

** Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

13.  CONFIDENTIALITY

     During the term of this Agreement and for a period of five (5) years after its termination, each of the parties hereto undertakes and agrees to receive and hold in trust and confidence for the benefit of the other party hereto any Confidential Information disclosed to such party by the other party hereto and to use such Confidential Information only for the purpose of advancing the commercial objectives of this Agreement.

     For purposes of this Agreement, Confidential Information shall mean any and all information, data, know-how and other intellectual property of a confidential or proprietary nature, including but not limited to intellectual property relating to (i) technical, scientific, developmental, marketing, manufacturing, sales, operating, performance and cost information, (ii) processes, (iii) designs and (iv) techniques, in any and all forms in which such information, processes, designs and techniques may appear including all record-bearing media containing or disclosing such information, processes, designs and techniques. Confidential Information shall include, without limitation, all intellectual property that is (a) marked as confidential or proprietary at the time it is provided to a recipient hereunder, (b) stated by or on behalf of the party disclosing same at the time of disclosure to the recipient to be considered confidential or proprietary, or (c) would under the circumstances be recognized by someone experienced in the relevant field to be confidential or proprietary. Confidential Information, however, does not include any information, data, know-how or other intellectual property which (a) at the time of disclosure is already in the public domain or subsequent to such disclosure becomes available to the public through no breach of this Agreement; (b) was in the possession of the party to which it was disclosed free of any obligation of confidentiality prior to receipt under this Agreement; (c) is received by the recipient of Confidential Information hereunder free of any obligation of confidentiality independently from a third party entitled to disclose such information to such party; (d) is subsequently independently developed by a recipient without use of or benefit from the Confidential Information; or (e) is required to be disclosed by a court or governmental agency of competent jurisdiction.


14.  TRADEMARKS; PATENTS; PROPRIETARY RIGHTS

     BioLase hereby grants and Distributor hereby accepts, a non-exclusive, non-transferable, non-assignable, terminable and royalty-free license to use BioLase's name, trademarks, and logo (collectively "Proprietary Marks") solely to perform its obligations hereunder subject to the conditions of this Agreement in connection with the Covered Products. BioLase solely owns and retains all rights, registrations, approvals, licenses and trademarks therein. Distributor shall provide BioLase with samples of its proposed use of the Proprietary Marks in marketing and on the Covered Products prior to such use of the Proprietary Marks. Distributor shall refrain from using the Proprietary Marks if BioLase informs Distributor that any actual or proposed use is not approved by BioLase, in its sole discretion.

     Exhibit D hereto lists the patents issued to BioLase and the patent applications filed by BioLase covering technology embodied in the Covered Products, and BioLase may from time to time advise Distributor of additional technology relating to Covered Products that is reflected in additional patents issued to BioLase or patent applications filed by BioLase. Distributor, any affiliate

**Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

entities and principal, directly or indirectly specifically agrees to refrain from using, claiming, attempting to obtain proprietary rights in or otherwise exploiting in any manner the technology disclosed in such patents and patent applications, other than as contemplated in this Agreement.

     The Distributor, it's principles and affiliates will not directly or indirectly conspire with any party to develop, commercialize or exploit the technology and products of BioLase other than as approved by this agreement.

     All price lists, sales or promotional literature and other materials prepared by Distributor with respect to the Covered Products shall bear appropriate copyright and trademark notices as prescribed by BioLase. Distributor shall promptly inform BioLase in writing of any known or reasonably suspected violation or infringement of BioLase's patents, trademarks or copyrights. Distributor agrees that it will not use, register, or otherwise appropriate any name, mark, or logo which is similar to or may be confused with any name, mark, or logo licensed by BioLase hereunder. The license granted to Distributor constitutes Distributor's sole right to use BioLase's Proprietary Marks, and Distributor is not granted a license to use any other proprietary rights of BioLase. Distributor shall at all times take all reasonable actions to protect the good name and reputation of BioLase, the Covered Products and the Proprietary Marks. Distributor shall not change, alter, cover or remove the name, trademarks, logos, nomenclature or instructions of any type appearing on, or that are originally shipped with or as part of, the Covered Products. Distributor may not affix any marks other than the Proprietary Marks to the Covered Products. In the event there appears to be patent infringement in the territory, distributor agrees to cooperate with BioLase, and act in good faith to support BioLase to defend against and / or pursue damages.


15.  DISPUTES; GOVERNING LAW; VENUE

     (a) The parties shall use their best endeavors to amicably settle any disputes, controversies and claims arising under or in connection with or due to an infringement of this Agreement. If such disputes, controversies or claims cannot be amicably settled after consultation of the parties' managements, if Biolase brings a claim against Distributor, then said claim must be brought in Italy, except for a claim to collect unpaid invoices (accounts receivable). If distributor brings claim against Biolase, it must be brought in the federal and state courts having jurisdiction in Orange County, California, U.S.A.

     (b) The law of the State of California, U.S.A., applicable to contracts to be performed wholly within such state, and without reference to California choice of laws rules, shall apply to the validity, construction and performance of this Agreement.

     (c) Any waiver of the required performance of any provision of this Agreement must be made in a written instrument signed by the party excusing performance in order to be effective and shall not be construed as a waiver of such provision under any conditions not specifically stated in such written instrument or as a waiver of any other provision of this Agreement. Any failure of one of the parties to claim at any time from the other party required performance of any provision of this Agreement shall not be construed as a waiver by such party of its right to require performance of such provision at that or any other time or under that or any other circumstances or to require performance of any other provision of this Agreement.

**Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

16.  SEVERABILITY

     If one or more of the provisions or parts thereof contained in this Agreement shall for any reason be held to be invalid or unenforceable, this Agreement shall remain in force and such provision or parts of such provision of the Agreement shall be deemed changed or amended to the minimum extent necessary to become valid and enforceable. If any such provision or parts of such provision cannot be changed or amended so as to become valid and enforceable, such provision or parts shall be deemed struck from this Agreement, and this Agreement shall remain in force with such provisions and parts eliminated unless the rights of either party would be so adversely affected by the elimination of such provision or parts as to render continuation of the Agreement under such circumstances as unconscionable.


17.  FINAL PROVISIONS

     (a) This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and incorporates and supersedes all prior and contemporaneous written and oral negotiations, communications, understandings and agreements of the parties. There are no collateral agreements that are not set forth in either this Agreement or in the exhibits attached thereto. This Agreement may be amended or modified only by a written document executed by each of the parties hereto.

     (b) No provision of this Agreement shall be construed so as to create a partnership or agency relationship between the parties or to authorize either party to bind the other party to any commitment.

     (c) Any notice provided pursuant or with respect to this Agreement shall be made in writing and shall be deemed given when actually delivered by personal delivery, registered mail (return receipt requested), via facsimile (with receipt confirmed and with a confirmation copy subsequently sent by another means specified hereunder), or air courier, addressed to the recipient at such party's address indicated at the beginning of this Agreement or such other address as such party has specified in a written notice given in accordance with the terms hereof. The party giving notice shall be required to establish the giving of the notice by written confirmation of receipt by the party receiving the notice or other form of confirmation.

     (d) This Agreement shall be legally binding upon the parties and their successors and assigns. Any assignment of this Agreement by one party is, however, subject to the prior written approval by the other party.

     In Witness Whereof, the parties have executed this Distribution Agreement on and as of the date first above written.


                             Sweden & Martina SpA

**Deleted pursuant to request for confidential treatment filed with the Commission on April 6, 1999.

                         By:      /s/ Dr. Sandro Martina
                                 -------------------------
                         Title:  President
                                 -------------------------


                         BioLase Technology, Inc.


                         By:      /s/ Jeffrey W. Jones
                                 -------------------------
                         Title:  President & CEO
                                 -------------------------

                                   Exhibit A


Page 1


1.  Covered Products
--------------------

Millennium_ system


2.  Transfer Price of the Covered Products:
------------------------------------------

      Product                                     Transfer Price (U.S. Dollars)
      -------                                     -----------------------------

**

3.  Minimum System Purchase Requirement

**

Exhibit A
---------

Page 2


4.  Further Support by BioLase
------------------------------

**

                                   Exhibit B
                                   ---------

Page 1


                          INSTALLATION TRACKING FORM

Customer:
Address:

Telephone:
FAX:
e-mail:

Primary user:

Millennium_ serial number:
Date of installation:
Name of installer:

Names and positions of those receiving training prior to completion of installation:



Names and positions of those providing training:



Handpiece serial number(s):

Exhibit B
---------

Page 2


 Power setting [W]       Power measured [w]
 ------------------------------------------
               0.25
               0.50
               0.75
               1.0
               2.0
               3.0
               4.0
               5.0
               6.0


Verified spray adjustability:


Comments:



Installer signature:________________________________

Date:_______________________________________________

                                   Exhibit C
                                   ---------


                                  TEST REPORT


                   (Format to be provided at a later date.)

                                   Exhibit D
                                   ---------


                                    PATENTS


                   (Listing to be provided at a later date)

                                      -1-